Exhibit 10.1

CUSTOMER CONTRACT FOR THE EME EXPRESS SERVICES EQUIPMENT PROGRAM

This Customer Contract for the EME Express Equipment Services Program (“Contract”) is made by and between Constellation NewEnergy, Inc., a Delaware corporation with an office at 1310 Point Street, Baltimore, Maryland 21231 (“CNE”) and HOF VILLAGE WATERPARK, LLC, a Delaware limited liability company with its primary business office located at 2626 FULTON DR NW, CANTON, OH 44718 (“Customer”) (each a “Party” and collectively the “Parties”) as of the later of the dates that each of the Parties signed this Contract (“Effective Date”). For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound hereby agree as follows:

1. Scope of Work and Price: Customer and its equipment contractor (“Customer’s Equipment Contractor”) have entered into an agreement (“Equipment Agreement” attached hereto as Exhibit 1) under which the Customer’s Equipment Contractor will sell and/or deliver and Customer will purchase and receive (at Customer’s facility supplied by the Account(s) set forth in Attachment A) certain materials and equipment (the “Equipment”) for a cost (“Equipment Costs”) agreed to pursuant to the Equipment Agreement. Customer and Customer’s Equipment Contractor have requested that CNE approve the Scope of Work (“SoW”) incorporated and attached hereto as Attachment A for inclusion in CNE’s EME Express (“EMEX”) Program (the “Program”), and that pursuant to that Program, CNE will release payment (on the Customer’s behalf) to Customer’s Equipment Contractor covering the Equipment Costs and to invoice Customer pursuant to Section 5 of this Contract for the total EMEX costs and expenses (“EMEX Costs”). CNE has agreed to release payment to Customer’s Equipment Contractor covering the Equipment Costs within sixty (60) days upon receipt of Customer’s written confirmation that the Equipment set forth in Exhibit 1 to the SoW is accurate and complete (“Acceptance Notice”).

The attached SoW sets forth the specific timeline and respective duties of Customer and Customer’s Equipment Contractor regarding the delivery of Equipment at Customer’s facilities. CNE’s obligations to release payments to Customer’s Equipment Contractor equal to the Equipment Costs are conditioned upon receiving from Customer a copy of the appropriate Acceptance Notice forms, executed by Customer, which shall serve as Customer’s written notice confirming its approval for payment to be made and its acceptance of the Equipment delivered by Customer’s Equipment Contractor under the terms of the Equipment Agreement. Customer understands that the submittal of the Acceptance Notice to CNE shall be deemed an unconditional, non-revocable confirmation triggering CNE to: (i) release payment, on the Customer’s behalf, to Customer’s Equipment Contractor for an amount equal to the Equipment Costs and (ii) after receipt of the Acceptance Notice for final acceptance of the Equipment, invoice Customer for EMEX Costs as a line item on Customer’s electricity invoice until the EMEX Costs have been paid in full (as more fully described in the SoW). EMEX Costs include the Equipment Costs plus applicable Taxes and applicable charges from CNE to Customer related to CNE’s offering under the EMEX Program. Upon receipt of the appropriate Acceptance Notice and after all Equipment Costs have been released on Customer’s behalf to Customer’s Equipment Contractor, Customer shall be invoiced for the EMEX Costs, as identified on Attachment A – Scope of Work, in equal monthly installments. Customer will be invoiced for such charges starting with Customer’s June 2024 invoice.

2. Customer Acknowledges and Confirms: Customer understands, acknowledges and confirms that: (i) the Equipment delivery will be conducted solely by Customer’s Equipment Contractor and CNE shall have absolutely no obligations or responsibilities with regard to the Equipment Agreement and/or the Equipment or delivery thereof of such materials; (ii) the Equipment Costs and Equipment related information including any services to be performed by Customer’s Equipment Contractor set forth in Attachment A are correct and accurately reflect what was agreed to in the Equipment Agreement covering (including, but not limited to) any agreed-to and applicable cost for procurement, Equipment, materials, applicable taxes and other services; (iii) it shall look solely to Customer’s Equipment Contractor to resolve any disputes it may have regarding the Equipment Agreement, Equipment Costs and/or the Customer’s Equipment Contractor’s services (including, but not limited to, any disputes related to a failure to deliver the Equipment, or issues related to taxes associated with the Contractor’s Equipment Costs); (iv) it shall not offset, reduce or withhold any payment or other obligation it has to CNE with regard to electricity supply under the Electricity Supply Agreement (as defined in Section 5(a)) and to CNE for payment for the EMEX Costs under this Contract for any reason related to the Equipment Agreement, Equipment and/or the Equipment Costs; and (v) this Contract does not represent any type of lending arrangement and that CNE expressly disclaims any security or other retained interest in the Equipment.

3. Term: This Contract begins upon the Effective Date and ends upon the earlier to occur of (a) the date on which the last payment for EMEX Costs is provided, pursuant to Section 5 of this Contract, or (b) the date on which this Contract is terminated under Section 6.

4. Warranties and Disclaimers:

(a) NO WARRANTIES: CNE MAKES NO WARRANTIES OR GUARANTEES, EXPRESSED OR IMPLIED, CONCERNING THE EQUIPMENT, AND CNE DISCLAIMS ANY AND ALL WARRANTIES, INCLUDING BUT NOT LIMITED TO ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, TITLE, NON-INFRINGEMENT, CUSTOM OR USAGE.

©2024 Constellation Energy Resources, LLC. All rights reserved. Errors and omissions excepted. Non-Standard 2d, 100g,999 (JM) 05/23/2024 EMEX Version Contract ID: 560005

(b) Indemnity; Damage Limitation. Customer shall hold harmless and indemnify CNE and its respective agents, employees, officers, directors, and stockholders, from and against any and all penalties, costs, losses, expenses (including attorneys’ fees and court costs), damages, demands, judgments, causes of action or suits or any other liability, or claims therefore, including property damage and personal injury, to the extent relating to or arising from or in connection with the Equipment Agreement, Equipment and/or any payments CNE releases on Customer’s behalf to Customer’s Equipment Contractor under this Contract and/or resulting from any negligence or act or omission by Customer, Customer’s Equipment Contractors, and those for whom Customer is legally responsible. In no event shall CNE’s liability for damages, whether such liability arises in contract, tort, negligence, breach of warranty or strict liability, operation of law or otherwise, exceed the amount paid to CNE by the Customer within the most recent six (6) months under this Contract.

5. Payment:

(a) Invoices: Unless otherwise specified in Section 1 or an attachment hereto, the Customer shall pay the price for the EMEX Costs under this Contract in monthly installments. Customer understands that no penalties or additional fees apply for early payment of amounts owed under this Contract. The installment payment charges may be included in Customer’s monthly electricity supply invoices from CNE, unless otherwise agreed to by the Parties. Customer shall pay such invoices in accordance with the payment terms of Customer’s electricity supply agreement (“Electricity Supply Agreement”) with CNE, or within 20 business days of the invoice date, if there is no electricity supply agreement.

(b) Security: On or before the Effective Date of this Contract, Customer shall issue a surety bond (“Guarantee Bond”) to CNE as adequate assurance of future performance in an amount equal to $9,900,000.00 (“Penal Sum”) and in a form reasonably acceptable to CNE from a provider with a Financial Strength Rating (FSR) of A- or better and a Financial Size Category (FSC) of VII or better rating from AM Best. The Penal Sum of the Guarantee Bond will be reduced in accordance with the step-down schedule set forth in the SoW (as “Schedule A”); provided that any such step down is contingent upon there not being an uncured default of the terms set forth in this Agreement and the Guarantee Bond. Customer agrees and understands that in the event the Guarantee Bond provider’s rating drops below an FSR of A- or FSC of VII or the Guarantee Bond is terminated for any reason, Customer shall provide written notice to CNE and replace such Guarantee Bond with another surety bond from an FSR of A- or better and FSC of VII or better rated provider or another form of security acceptable to CNE within five (5) business days. Customer’s failure to provide written notice and issue, re-issue and/or replace the Guarantee Bond with another form of security shall constitute a breach of this Contract in accordance with Section 6(c) below. CNE shall have the right to set-off and net against any amounts owed to it under this Contract, including without limitation any early termination payment, any amounts owed by CNE to Customer under any other agreement between the Parties.

(c) Collection Costs: Customer agrees to pay all collection costs and expenses (including but not limited to reasonable attorneys’ fees) related to Customer’s failure to pay the EMEX Costs installment payments in full and on time.

(d) Taxes: Customer shall pay all taxes applicable to this Contract, including, but not limited to, all sales, use, gross receipts, or similar taxes imposed upon the transfer of materials to Customer. Customer agrees to indemnify CNE for any sales, use, gross receipts, excise or similar taxes, fees, charges, penalties or interest CNE may incur in connection with providing the billing and payment services for the Equipment Costs arising from the Equipment Agreement.

6. Breach; Early Termination; Remedies: This Contract may be terminated (a) by CNE upon five (5) business days prior written notice for Customer’s material breach, including but not limited to nonpayment (unless such nonpayment is cured within such period), (b) by either party upon thirty (30) days prior written notice for any breach, unless such breach is cured prior to the expiration of such period, or a cure has commenced and is being pursued with due diligence or (c) immediately upon Customer’s failure to comply with Section 5(b) above. Furthermore, both Parties agree that any default or breach under the Electricity Supply Agreement shall not constitute a breach under this Contract other than to the extent it also constitutes a breach of a party’s obligations under this Contract, including Customer’s payment obligations under this Contract. Upon a material breach by Customer, Customer shall pay CNE, in addition to any early termination payment due under an Electricity Supply Agreement, the remaining EMEX Costs, as determined in good faith by CNE. Sections 4, 5, and 8-11 herein shall survive any termination of this Contract. FAILURE BY CUSTOMER’S EQUIPMENT CONTRACTOR TO PROPERLY DELIVER AND INSTALL (IF APPLICABLE) THE EQUIPMENT OR A BREACH BY CUSTOMER’S EQUIPMENT CONTRACTOR OF ANY TERM IN THE EQUIPMENT AGREEMENT SHALL NOT CONSTITUTE AN EVENT OF DEFAULT FOR CNE OR THE CUSTOMER UNDER THIS CONTRACT AND CUSTOMER’S SOLE REMEDY SHALL BE TO RESOLVE ANY ISSUES IT HAS WITH CUSTOMER’S EQUIPMENT CONTRACTOR DIRECTLY. CNE SHALL NOT BE RESPONSIBLE OR LIABLE FOR ANY OF OBLIGATIONS UNDER THE EQUIPMENT AGREEMENT, INCLUDING, BUT NOT LIMITED TO ANY HARDWARE OR SERVICES OBLIGATIONS, WARRANTIES (WHETHER EXPRESS OR IMPLIED), OR INDEMNITIES, AND NO SUCH BREACH SHALL EXCUSE CUSTOMER’S PERFORMANCE HEREUNDER.

7. Assignment: Customer may not assign this Contract, or any of their respective rights or obligations under this Contract, without the express written consent of CNE. CNE may assign, sell, pledge, transfer, or encumber any of its rights and obligations under the Contract or the accounts, revenues, or proceeds hereof to any: (A) bank, insurer, or other financial institution; (B) person or entity (i) succeeding to all or substantially all of CNE’s rights and obligations under the Contract or (ii) into which CNE is merged or otherwise combined or reorganized; provided (with respect to this clause (B)) that the succeeding entity agrees to be bound to the Contract; or (C) affiliate.

©2024 Constellation Energy Resources, LLC. All rights reserved. Errors and omissions excepted. Non-Standard 2d, 100g,999 (JM) 05/23/2024 EMEX Version Contract ID: 560005

8. Governing Law: This Contract will be governed by Ohio law without respect to its conflicts of law principles. The parties irrevocably submit to venue and exclusive jurisdiction of the courts located in Ohio. THE PARTIES IRREVOCABLY WAIVE THEIR RIGHT TO A TRIAL BY JURY IN ANY ACTION ARISING OUT OF THIS CONTRACT.

9. EME Express Referral Acknowledgement and Acceptance: Customer acknowledges and accepts certain relationships between CNE, Customer and Customer’s Equipment Contractor in Equipment project described in the SoW (“Project”) which Customer may pay for through CNE’s EMEX Program. CNE is acting as a referrer in coordinating a relationship between Customer and Customer’s Equipment Contractor for development and implementation of the Project. Customer acknowledges and accepts that Customer’s Equipment Contractor is solely the Customer’s contractor and is not CNE’s agent, contractor or subcontractor for purposes of the Project.

CNE shall have no obligation to remove or perform any work whatsoever on the Project installed. CNE shall have no liability for Customer’s Equipment Contractor’s failure to perform, for failure of the Project to function, for any damages to Customer’s premises caused by Customer’s Equipment Contractor or for any and all damages to property or injuries to persons caused by the Project. Customer further acknowledges and accepts that CNE does not endorse, guaranty or warrant any particular manufacturer or product, and CNE provides no warranties, expressed or implied, for any Equipment or other materials delivered to Customer pursuant to the Project. Customer’s reliance on warranties is limited to any warranties that may arise from or be provided by Customer’s Equipment Contractor or manufacturers of products delivered or supplied pursuant to the Project. Customer acknowledges that neither CNE nor any of its consultants are responsible for assuring the design, engineering and construction of the Project, or that installation of the equipment for the Project is proper or complies with any particular laws (including patent laws), codes or industry standards. Further, CNE is not acting as Customer’s consultant or advisor, and Customer has not relied on CNE evaluating the advantages or disadvantages of using Customer’s Equipment Contractor. Customer’s decision to enter into the Project with Customer’s Equipment Contractor and any other decisions or actions related to the Project are and will be based solely upon Customer’s own analysis (or that of its advisors) and not on information or statements from CNE. CNE DOES NOT MAKE ANY REPRESENTATIONS OF ANY KIND REGARDING THE RESULTS TO BE ACHIEVED BY THE PROJECT OR THE ADEQUACY OR SAFETY OF SUCH MEASURES, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

10. Entire Contract; Amendments; Change Orders; Independent Contractors: This Contract, including its attachments, constitutes the entire agreement between CNE and Customer regarding the delivered Equipment and related matters, and it supersedes any prior oral or written contracts, agreements, or other documents related thereto. Any legal terms and conditions contained in any proposals, purchase orders or other documents supplied by Customer are expressly rejected in their entirety by CNE unless agreed upon in writing by CNE. This Contract may be amended only by written documents signed by CNE and Customer. Any provision declared or rendered unlawful by an applicable court of law or deemed unlawful because of a statutory change will not otherwise affect the remaining obligations that arise under this Contract. CNE is an independent contractor with respect to Customer, and not an employee of Customer. Except for Section 4(b) above, no third party will have any rights under the Contract whatsoever. Neither Party has the authority to enter into agreements of any kind on behalf of the other Party. Failure to provide notice of, or object to, any default under this Contract will not operate or be construed as a waiver of any future default, whether like or different in character.

11. Conflicts Between This Contract And The Equipment Agreement: If there are conflicts between any terms set forth in this Contract and any terms separately agreed upon between Customer and Customer’s Equipment Contractor in the Equipment Agreement or otherwise, the terms of this Contract shall control as between Customer and CNE, and the terms separately agreed upon in the Equipment Agreement shall control as between Customer and Customer’s Equipment Contractor. Customer further agrees that upon any breach by Customer’s Equipment Contractor of any term in the Equipment Agreement, Customer shall look solely to Customer’s Equipment Contractor regarding any rights and remedies and no such breach shall excuse Customer’s performance under this Contract.

12. Headings; Severability: Headings are provided for convenience, and the parties intend headings to have no substantive impact. If any provision of this Contract is held to be invalid, void or voidable, or unenforceable, the remaining provisions in this Contract shall not be affected and remain in full force and effect.

13. Confidentiality: Each Party agrees to hold in confidence all information disclosed to it by the other Party, provided however, CNE may share such information with: (i) its affiliates, and its (and its affiliates’) contractors and agents who will be obligated to maintain such information confidential; or (ii) other third parties, if such information is presented in the aggregate and cannot reasonably identify Customer.

14. Notices: To be effective, all notices must be in writing delivered by hand, by certified mail return receipt requested, or by first class mail, or express carrier to the addresses provided below. Notice by hand delivery shall be effective on the delivery date. All other notices shall be effective on the delivery date or the date delivery is attempted.

[Signatures on following page]

©2024 Constellation Energy Resources, LLC. All rights reserved. Errors and omissions excepted. Non-Standard 2d, 100g,999 (JM) 05/23/2024 EMEX Version Contract ID: 560005

CNE and Customer, intending to be legally bound, have caused their duly authorized representatives to sign this Contract.

AGREED AND ACCEPTED:

Constellation NewEnergy, Inc.		Customer: HOF VILLAGE WATERPARK, LLC

By:	/s/ Amanda Stewart	By:	/s/ Michael Crawford
Name:	Amanda Stewart	Name:	Michael Crawford
Title:	Vice President – Retail Ops	Title:	President and Chief Executive Officer
Date:	June 17, 2024	Date:	June 17, 2024

Address:

1001 Louisiana Street	Address: 2626 FULTON DR NW
Constellation Suite 2300	CANTON, OH 44718-3504
Houston, TX 77002 USA
Phone: (410) 470-3030	Phone: (330) 458-9176
Facsimile: (866) 470-1303

With a copy to:

1310 Point Street

Baltimore, Maryland 21231

Attention: General Counsel

©2024 Constellation Energy Resources, LLC. All rights reserved. Errors and omissions excepted. Non-Standard 2d, 100g,999 (JM) 05/23/2024 EMEX Version Contract ID: 560005

ATTACHMENT A

SCOPE OF WORK (“SoW”)

(EME Express)

Total EMEX Costs for EMEX Program: $ 12,988,020.00

Monthly Installment of EMEX Costs: CNE shall invoice Customer for EMEX Costs (inclusive of Equipment Costs plus applicable Taxes set forth in the executed Equipment Agreement with Customer’s Equipment Contractor (attached hereto as “Exhibit 1”) and applicable charges from CNE to Customer related to the EMEX Program.) in 60 monthly installments (in an amount set forth in the table below). Customer understands that are no penalties or additional fees for early payment of amounts owed under this Contract. For Customer’s convenience, CNE will start invoicing Customer for such charges as a separate line item on Customer’s June 2024 invoice. Customer shall pay such invoices in accordance with the payment terms of set forth in the Electricity Supply Agreement between Customer and CNE.

UDC Account Number	Service Address	Monthly Installment- EMEX Costs ($/Month)
EME0000454	2626 FULTON DR NW, CANTON, OH 44718-3504	$216,467.00

Equipment List: The Equipment shall include, at a minimum, the equipment included in the attached Equipment Agreement (Exhibit 1 to this SoW).

©2024 Constellation Energy Resources, LLC. All rights reserved. Errors and omissions excepted. Non-Standard 2d, 100g,999 (JM) 05/23/2024 EMEX Version Contract ID: 560005

Schedule A

(Guarantee Bond Penal Sum Step-Down Schedule)

Effective Date:	Penal Sum:
June 2024	$9,900,000
June 2025	$7,920,000
June 2026	$5,940,000
June 2027	$3,960,000
June 2028	$1,980,000

©2024 Constellation Energy Resources, LLC. All rights reserved. Errors and omissions excepted. Non-Standard 2d, 100g,999 (JM) 05/23/2024 EMEX Version Contract ID: 560005

EXHIBIT 1

EQUIPMENT AGREEMENT

©2024 Constellation Energy Resources, LLC. All rights reserved. Errors and omissions excepted. Non-Standard 2d, 100g,999 (JM) 05/23/2024 EMEX Version Contract ID: 560005

Scope of Work Description:

Overview: Welty, on behalf of HOF Village, LLC is in process of constructing an indoor waterpark which incorporate advanced technology systems yielding energy efficiencies and which incorporate energy optimization equipment and features designed to meet the goals of the project. The enhancements incorporate enabling connectivity infrastructure, enabling structural infrastructure, power and signal distribution, mounting systems, high-efficiency LED indoor display systems, controls, monitoring tools, HVAC, and pump systems being provided through contracts with Welty Building.

This will include:

WP HVAC Controls	Quantity	Description	Company
WP HVAC Controls	1	VISO2019STD MS Visio	Microsoft
WP HVAC Controls	1	COMPCJOB16GB w/ 10 PROF 16GB OPTIPLEX	Dell Computers
WP HVAC Controls	1	COM24MONDELL 24” LED SE2416HX	Dell Computers
WP HVAC Controls	1	JACE 8000 ALER-8000 Niagara Analytics	Tridium
WP HVAC Controls	1	UPS-600 APC UPS 600VA Power	APC
WP HVAC Controls	2	BASTRT-B Stand Alone Routing BACNET/IP, BACNET Ethernet, BACNET MS/TP	BASautomation / Contemporary Controls
WP HVAC Controls	7	SUPDINRAILAL Aluminum Din Rail or similar	Multiple
WP HVAC Controls	1	NC-8101 100 Device Core / 5000 Points	Tridium
WP HVAC Controls	1	NPB-8000-2X-485 Dual Port RS-	Tridium
WP HVAC Controls	2	PA-STX-US LNX-500A Power Adapter	Antaira
WP HVAC Controls	5	PSH40AB10 PS-1 40VA	Functional Devices, Inc
WP HVAC Controls	2	LNX-500A SW-1 5 Port Switch	Antaira
WP HVAC Controls	5	VLC-444 Alerton Programmable Controller	Alerton
WP HVAC Controls	4	TR100VA002-20 CFRM 24VAS Transformer	Functional Devices, Inc
WP HVAC Controls	15	VAVIH-SD Controller 5UI, 5BO, Integrated Actuator	Alerton

WP HVAC Controls	20	MS4-TH LCD T-stat	Alerton
WP HVAC Controls	20	MS4-FOAM MS-4 Back FAOM	Alerton
WP HVAC Controls	15	TS-2004-FB-10-AA SA Temp Sensor 4” Probe, 6’ Plenum	Alerton
WP HVAC Controls	1	PWR-L-X-05-S20 VERIS Wet Differential Pressure Transducer	Veris
WP HVAC Controls	5	SCE-16N12MP BAS TCP Subpanel	SCE (Saginaw Control & Engineering)
WP HVAC Controls	5	SCE-16N1208LP BAS TCP	SCE (Saginaw Control & Engineering)
WP HVAC Controls	1	SCE-24N20MP Back Plate	SCE (Saginaw Control & Engineering)
WP HVAC Controls	1	SCE-24N2008LP NEMA1 Enclosure	SCE (Saginaw Control & Engineering)
WP HVAC Controls	16	T1E1022W 1” Panduit	IBOCO
WP HVAC Controls	1	A/RH2-CP-0-SUN Outside Air Sensor 10K OHM Type II	ACI
WP HVAC Controls	8	TS-1101-WA-10-AA Zone Temp Sensor	Allerton
WP HVAC Controls	6	RIBU1C CUH S/S Pilot Relay, 10AMP SPDT, 10-	Functional Devices, Inc
WP Lighting Controls	2	QP5-2L-POE Athena 2-Link Processor Panel with integral POE switch	Lutron
WP Lighting Controls	21	QSN-4T16-S Energi Savr Node 0- 10 V	Lutron
WP Lighting Controls	7	QSN2-4T20-S Energi Savr Node 0-10 V	Lutron
WP Lighting Controls	6	QSMM2-4W-C QS Sensor Module	Lutron
WP Lighting Controls	12	MS-A102-WH 120-277 V, 6 A Maestro switch with dual-	Lutron

WP Lighting Controls	2	MS-Z101-WH 120- 277 V, 8 A Maestro 0-10 V Dimmer with XCT, PIR occupancy and vacancy sensor	Lutron
WP Lighting Controls	53	QSWS2-@BI-WH-G Touch SQ	Lutron
WP Lighting Controls	8	QSWS2-2BRLI-WH-G Touch QS	Lutron
WP Lighting Controls	1	GRX-IRPS-WH GRAFIK Eye Ceiling Infrared	Lutron
WP Lighting Controls	45	LOS-CDT-2000R-WH Dual Technology Self Adaptive Occupancy Sensor	Lutron
WP Lighting Controls	2	LUT-ALCR UL924 EM Bypass	Lutron
WP Lighting Controls	3	LUT-ELI-3OH EM Interface	Lutron
WP Lighting Controls	1	LUT-SHUNT-D EM Shunt 0-10V, EcoSystem Lighting	Lutron
WP Lighting Controls	1	GRX-12VDC Class II Transformer	Lutron
WP Lighting Controls	3	PP 120-244V	Lutron
WP Lighting Controls	4	QSPS-DH-1-75 DIN Rail, 75 PDU,	Lutron
WP Lighting Controls	14	QSCW Link-1-WH Claro Wall plate	Lutron
WP Lighting Controls	1	LUT-LTE-1 Cloud Connection	Lutron
WP Light Fixtures	78	D1, Lithonia LDN6-40-10- L06/AR-LS-MVOLT-EZ1 LED 0-	Lithonia/Acuity
WP Light Fixtures	48	10D2, LDN4v -40-07-L04/AR-LS- MVOLT-EZ1 LED 0-10v	Lithonia/Acuity
WP Light Fixtures	2	D3, LDN6-40-07-L06/AR-LS- MVOLT-EZ1 LED 0-10v	Lithonia/Acuity

WP Light Fixtures	4	D4, EV04SH-40-10- DFFAMFSMO-MVOLT-EX1 LED 0-10v	Lithonia/Acuity
WP Light Fixtures	10	D5, EV04SH-40-10- DFFAMFSMO-MVOLT-EX1 LED 0-10v	Lithonia/Acuity
WP Light Fixtures	14	D6, LDN6-40-15-L06/AR-LS- MVOLT-EZ1 LED 0-10v	Lithonia/Acuity
WP Light Fixtures	19	L1, GRD-LSL4-MSL4-80CRI- 40K-ID1300LM F-20/80- MIN1-	Lithonia/Acuity
WP Light Fixtures	29	L2, FEM-L96-15000LM- IMAFRMD-MVOLT-40K- 80CR1 LED 010v	Lithonia/Acuity
WP Light Fixtures	11	L3, MHDA-07-L2-4-U LED 0-10v	Lithonia/Acuity
WP Light Fixtures	28	L4, CDS-L48-MVOLT-DM- 40K80CR1-WH LED 0-10v	Lithonia/Acuity
WP Light Fixtures	5	L5, S2LI-LCB-36FT-MSL6- I80CR1-140K-I100 OLMF- BW-	Lithonia/Acuity
WP Light Fixtures	90	L6, CDS-L96-MVOLT-DM- 40K80CR1-WH LED 0-10v	Lithonia/Acuity
WP Light Fixtures	115	P2, WS2-300-408-UNV-STV- 60-NAT LED 0-10v	Meteor
WP Light Fixtures	28	P3, WS2-300-408-UNV-STV- 25-NAT LED 0-10v	Meteor
WP Light Fixtures	85	R1, 2VTL2-20L-ADPT-EZ1- LP840 LED 0-10v	Lithonia/Acuity
WP Light Fixtures	3	R2, 2VTL4-30L-ADPT-EZ1- LP840 LED 0-10v	Lithonia/Acuity
WP Light Fixtures	65	R3, CPANL-2X2-24LM-40K- M4 LED 0-10v	Lithonia/Acuity
WP Light Fixtures	2	S1, CB3146-L40K-L-MVOLT- GSIL-TLBL LED 0-10v	Lithonia/Acuity
WP Light Fixtures	2	S3, MHD2-07-L2-A-EM-P LED 0-10v	AZZ
WP Light Fixtures	17	S4, WL4-40L-EZ1-LP840 LED 010v	Lithonia/Acuity

WP Light Fixtures	10	T1, MR13FD-PP-LG50L40K- DVNAT LED 0-10v	Kenall
WP Domestic Water Pump	1	Prodigy Triplex 235GPM/Pump, 480v/3P iQflo	QuantumFlo
WP Boilers	5	andThermal GreenFlo Solutions VFD AMPcontrols-4000 Condensing, NG, double wall stainless steel, 194GPM, Modbus, 95% efficiency	Thermal Solutions
WP Boilers	2	WEIL MCLAIN SVF1000 BOILER HI-EFF, Condensing, NG, Stainless,	Weil McLain
WP Heat Recovery Units	5	INNOVENT NDHU-OU-PL- 38000-DX-HW-460 HRU 60hp Supply/40hp Exhaust, 40,000CFM,	Innovent
WP Precast Walls	1796 LF (See included shop drawings – 45 pages)	4“Con/6” Rigid Ins/4” Con Precast Concrete panels. R21.45	High Concrete Group, LLC (See included shop drawings – 45 pages)
WP Process Water Automation	1	Opticore LS-CPU 32-bit ARM Cortex-A8, 600MHz, 16GBs eMMC	Opticore
WP Process Water Automation	1	Opticore EQT3, IP65, 24Vdc, .375A, 4.3” TFT, 128ppi	Opticore
WP Process Water Automation	1	I/O FLEX 6126 BACnet ARC156 High Speed network, Rnet Sensor,	I/O Flex

Total Cost = $9,900,000

Accepted by HOF Village:	/s/ Michael Crawford

Printed Name:	Michael Crawford, President and CEO

Date:	05/23/2024